EXHIBIT 25.5

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                                   FORM T-1

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                           STATEMENT OF ELIGIBILITY
                  UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                   CORPORATION DESIGNATED TO ACT AS TRUSTEE

                     CHECK IF AN APPLICATION TO DETERMINE
                     ELIGIBILITY OF A TRUSTEE PURSUANT TO
                       SECTION 305(b)(2)           |__|

                            ______________________

                             THE BANK OF NEW YORK
              (Exact name of trustee as specified in its charter)


        New York                                    13-5160382
  (State of incorporation                         (I.R.S. employer
if not a U.S. national bank)                     identification no.)

    48 Wall Street, New York, N.Y.                     10286
(Address of principal executive offices)             (Zip code)

                            ______________________


                         SUNAMERICA CAPITAL TRUST III
              (Exact name of obligor as specified in its charter)


           Delaware                               To Be Applied For
(State or other jurisdiction of                   (I.R.S. employer
 incorporation or organization)                  identification no.)

       1 SunAmerica Center
      Los Angeles, California                        90067-6022
(Address of principal executive offices)             (Zip code)

                            ______________________

                  ___ % Trust Originated Preferred Securities
                      (Title of the indenture securities)


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1.  General information.  Furnish the following information as to the Trustee:

   (a)  Name and address of each examining or supervising authority to which it is subject.
- -----------------------------------------------------------------------------
             Name                                        Address
- -----------------------------------------------------------------------------

Superintendent of Banks of the State of        2 Rector Street, New York,
New York                                       New York N.Y.  10006,
                                               and Albany, N.Y. 12203

Federal Reserve Bank of New York               33 Liberty Plaza, New York,
                                               N.Y.  10045

Federal Deposit Insurance Corporation          Washington, D.C.  20429

New York Clearing House Association            New York, New York

   (b)  Whether it is authorized to exercise corporate trust powers.

        Yes.

2. Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

    None.  (See Note on page 3.)

16.  List of Exhibits.

     Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and Rule 24 of the Commission's Rules of Practice.

     1. A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672 and Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637.)

     4. A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 33-31019.)

     6. The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 33-44051.)

     7. A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.


                                     NOTE


    Inasmuch as this Form T-1 is filed prior to the ascertainment by the Trustee of all facts on which to base a responsive answer to Item 2, the answer to said Item is based on incomplete information.

    Item 2 may, however, be considered as correct unless amended by an amendment to this Form T-1.


                                   SIGNATURE

    Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 6th day of September, 1995.


                                  THE BANK OF NEW YORK



                                  By:   /S/ WALTER N. GITLIN
                                      _________________________
                                      Name:   WALTER N. GITLIN
                                      Title:  VICE PRESIDENT


                                                                    EXHIBIT 7

                      Consolidated Report of Condition of

                             THE BANK OF NEW YORK

                    of 48 Wall Street, New York, N.Y. 10286
                    And Foreign and Domestic Subsidiaries,
a member of the Federal Reserve System, at the close of business June 30, 1995, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                            Dollar Amounts
ASSETS                                                        in Thousands
Cash and balances due from depos-
  itory institutions:
  Noninterest-bearing balances and
  currency and coin ..................                         $ 3,025,419
  Interest-bearing balances ..........                             881,413
Securities:
  Held-to-maturity securities ........                           1,242,368
  Available-for-sale securities ......                           1,774,079
Federal funds sold in domestic
  offices of the bank ................                           5,503,445
Securities purchased under agree-
  ments to resell ....................                             200,634
Loans and lease financing
  receivables:
  Loans and leases, net of unearned
    income .................26,599,533
  LESS: Allowance for loan and
    lease losses ..............516,283
    Loans and leases, net of unearned
    income and allowance..............                          26,083,250
Assets held in trading accounts ......                           1,455,639
Premises and fixed assets (including
  capitalized leases) ................                             612,547
Other real estate owned ..............                              79,667
Investments in unconsolidated
  subsidiaries and associated
  companies ..........................                             198,737
Customers' liability to this bank on
  acceptances outstanding ............                           1,111,464
Intangible assets ....................                             105,263
Other assets .........................                           1,237,264
                                                               -----------
Total assets .........................                         $43,511,189
                                                               ===========

LIABILITIES
Deposits:
  In domestic offices ................                         $19,233,885
  Noninterest-bearing .......7,677,954
  Interest-bearing .........11,555,931
  In foreign offices, Edge and
  Agreement subsidiaries, and IBFs ...                          12,641,676
  Noninterest-bearing ..........72,479
  Interest-bearing .........12,569,197
Federal funds purchased and secu-
  rities sold under agreements to re-
  purchase in domestic offices of
  the bank and of its Edge and
  Agreement subsidiaries, and in
  IBFs:
  Federal funds purchased ............                           1,747,659
  Securities sold under agreements
    to repurchase ....................                              73,553
Demand notes issued to the U.S.
  Treasury ...........................                             300,000
Trading liabilities ..................                             738,317
Other borrowed money:
  With original maturity of one year
    or less ..........................                           1,586,443
  With original maturity of more than
    one year .........................                             220,877
Bank's liability on acceptances exe-
  cuted and outstanding ..............                           1,113,102
Subordinated notes and debentures ....                           1,053,860
Other liabilities ....................                           1,489,252
                                                               -----------
Total liabilities ....................                          40,198,624
                                                               -----------
EQUITY CAPITAL
Common stock ........................                              942,284
Surplus .............................                              525,666
Undivided profits and capital
  reserves ..........................                            1,849,221
Net unrealized holding gains
  (losses) on available-for-sale
  securities ........................                             (    662)
Cumulative foreign currency transla-
  tion adjustments ..................                           (    3,944)
                                                               -----------
Total equity capital ................                            3,312,565
                                                               -----------
Total liabilities and equity
  capital ...........................                          $43,511,189
                                                               ===========

     I, Robert E. Keilman, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                                         Robert E. Keilman

     We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.


     J. Carter Bacot       |
     Thomas A. Renyi       |    Directors
     Samuel F. Chovalier   |